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                                                                    EXHIBIT 11.1


                             PURO WATER GROUP, INC.
                             SUPPLEMENTAL EARNINGS
                             PER SHARE COMPUTATION


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                                                                                                     FOR THE
                                                                                                   NINE MONTHS
                                                                                                      ENDED
                                                                                                SEPTEMBER 30, 1996
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                                                                                                   (UNAUDITED)
CALCULATION OF SUPPLEMENTAL SHARES OUTSTANDING:
Debt to be repaid by offering proceeds........................................................    $    5,500,000
Proceeds per share............................................................................              6.00
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Additional shares assumed outstanding.........................................................           916,667
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Additional weighted average common shares outstanding.........................................           586,359
Weighted average common shares outstanding....................................................         2,237,679
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Supplemental weighted average common shares outstanding.......................................         2,824,038
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SUPPLEMENTAL EARNINGS PER SHARE:
Net income....................................................................................    $      514,789
Pro forma impact of use of proceeds on interest expense.......................................           299,190
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Supplemental net income.......................................................................           813,979
Supplemental weighted average common shares outstanding.......................................         2,824,038
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Supplemental earnings per share...............................................................    $         0.29
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